Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements were prepared to reflect the proposed merger. The merger will be accounted for using the purchase method as prescribed by Statement of Financial Accounting Standards No. 141, “Business Combinations,” with intangible assets, if any, to be recorded in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” The allocation of the purchase price reflected in the pro forma condensed consolidated balance sheet is preliminary and is subject to change. We can give no assurance that when the audit with respect to such allocation of purchase price is completed the financial information will not change or that any change will not be material.

The unaudited pro forma condensed consolidated balance sheet at March 31, 2006 has been prepared to reflect the merger, as if the merger occurred on March 31, 2006. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2005 and the three months ended March 31, 2006 have been prepared assuming the merger occurred on January 1, 2005. The adjustments made to the pro forma condensed consolidated balance sheet have been made to reflect the financing of the merger and the allocation of the purchase price and other costs of the merger to the tangible and intangible assets acquired. The adjustments made to the pro forma condensed consolidated statements of income have been made to reflect the estimated impact on income allocated to minority interest, income allocated to preferred shareholders, and interest expense as a result of financing the merger, the impact of eliminating certain duplicate administrative costs that will be eliminated as a result of the merger, the impact on depreciation and amortization expense of increasing the carrying values of the real estate assets and intangible assets acquired, the impact of reduced interest income reflecting the utilization of cash on hand to fund the merger, as well as to reclassify certain items in Shurgard’s historical balances in order to conform to Public Storage’s presentation.

The pro forma adjustments are based on available information and on certain assumptions as set forth in the notes to the pro forma consolidated financial statements that we believe are reasonable in the circumstances. The pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Public Storage and Shurgard, which are included in their respective Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed with the Securities and Exchange Commission (the “Commission”). You can find these reports at the Commission’s website at http://www.sec.gov.

The following pro forma condensed consolidated financial statements do not purport to represent what Public Storage’s results of operations would actually have been if the merger had in fact occurred as of January 1, 2005 or to project Public Storage’s results of operations for any future date or period.

As a result of the merger, Public Storage believes that there will be certain cost efficiencies due to the economies of scale of having a larger number of facilities in certain markets after the merger is consummated. Public Storage expects such cost efficiencies in telephone directory advertising, property insurance, and payroll cost with respect to supervisory personnel. In addition, some of Shurgard’s facilities will be subject to property tax reappraisal resulting in increases to property tax expense. Public Storage is evaluating the potential cost savings and increase in property taxes; however, it is not able to quantify the amount of such savings or costs at this time. Accordingly, no adjustments have been made to the pro forma condensed consolidated statement of income to reflect expected cost savings or increases to property taxes.

PUBLIC STORAGE, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2006

(Unaudited)

			Pro Forma Adjustments
	Public Storage	Shurgard	Issuance of Preferred Securities	Merger		Public Storage Post-Merger
				Purchase	Valuation
	(Historical)	(Historical)	(Note 1)	(Note 3)	(Note 4)	(Pro Forma)
ASSETS
Cash and cash equivalents	$382,329	$36,616	$601,601	$(892,054)	$—	$128,492
Operating real estate facilities, net of accumulated depreciation	4,483,468	2,739,245	—	—	2,282,732	9,505,445
Construction in process	54,915	88,349	—	—	—	143,264
Properties held for sale	—	3,783	—	—	—	3,783
Restricted cash	—	2,876	—	—	—	2,876
Investment in real estate entities	305,558	—	—	—	—	305,558
Goodwill	78,204	27,440	—	—	(27,440)	78,204
Intangible assets, net	96,430	—	—	—	384,716	481,146
Other assets	69,700	125,071	—	—	(41,743)	153,028
Unallocated Purchase price	—	—	—	3,244,841	(3,244,841)	—

Total assets	$5,470,604	$3,023,380	$601,601	$2,352,787	$(646,576)	$10,801,796

LIABILITIES AND SHAREHOLDERS’ EQUITY
Lines of credit	$—	$620,700	$—	$(620,700)	$—	$—
Notes payable	106,200	1,322,780	—	(67,000)	15,315	1,377,295
Debt to joint venture partner	35,740	—	—	—	—	35,740
Accrued and other liabilities	153,159	143,136	—	—	(360)	295,935

Total liabilities	295,099	2,086,616	—	(687,700)	14,955	1,708,970
Minority interest—preferred	225,000	—	100,000	—	—	325,000
Minority interest—other	32,789	138,983	—	—	—	171,772
Shareholders’ equity:			—
Preferred stock	2,603,400	131,183	517,500	(136,250)	5,067	3,120,900
Common stock	12,816	47	—	3,875	(47)	16,691
Equity stock	—	—	—	—	—	—
Paid in capital	2,428,424	1,150,041	(15,899)	3,172,862	(1,150,041)	5,585,387
Cumulative net income	3,303,482	—		—		3,303,482
Accumulated deficit	—	(483,856)	—	—	483,856	—
Accumulated other comprehensive loss	—	366	—	—	(366)	—
Cumulative distributions paid	(3,430,406)	—	—	—	—	(3,430,406)

Total shareholders’ equity	4,917,716	797,781	501,601	3,040,487	(661,531)	8,596,054

Total liabilities and shareholders’ equity	$5,470,604	$3,023,380	$601,601	$2,352,787	$(646,576)	$10,801,796

Book value per common share (Note 5)	$16.39	$14.00				$31.52

Common shares outstanding (Note 5)	128,163	47,251				166,909

See Accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet.

PUBLIC STORAGE, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2006

(Unaudited)

1. PRO FORMA ADJUSTMENTS FOR THE ISSUANCE OF PREFERRED SECURITIES:

On May 3, 2006, Public Storage issued shares of its 7.25% Cumulative Preferred Stock, Series I, for gross proceeds of approximately $517.5 million (net proceeds of approximately $501.6 million). In addition, on May 9, 2006, one of Public Storage’s consolidated subsidiaries issued partnership units of its 7.25% Cumulative Preferred Units, Series J, for gross proceeds of $100.0 million (net proceeds also $100.0 million). The aggregate net proceeds from these transactions are expected to be used to fund the cash requirements of the merger. The following pro forma adjustments have been made to reflect these transactions as of March 31, 2006:

Amounts in thousands
Cash and cash equivalents has been increased to reflect the net proceeds from the issuance of the preferred securities	$601,601

Minority interest – preferred has been increased to reflect the issuance of the 7.25% Series J Cumulative Preferred Units	$100,000

Preferred stock has been increased to reflect the issuance of the 7.25% Series I Cumulative Preferred Stock, at liquidation value	$517,500

Paid in Capital has been reduced to reflect the cost of issuing the preferred securities	$(15,899)

2. PRO FORMA MERGER ADJUSTMENTS:

The merger will be accounted for using the purchase method of accounting. The total purchase price will be allocated to the acquired assets and liabilities based upon their respective estimated fair values. Pursuant to the merger, Shurgard would be merged into a subsidiary of Public Storage, and Public Storage would issue to Shurgard shareholders 0.82 of a share of Public Storage common stock in exchange for each Shurgard common share that they own. In connection with the merger, all outstanding Shurgard stock options will become immediately vested as of the close of the merger. Holders of Shurgard’s stock options will receive options exercisable for shares of Public Storage common stock on a basis of 0.82 of a Public Storage option for each Shurgard option owned.

In connection with the merger, Shurgard’s line of credit will be repaid and all of its preferred stock will be redeemed at liquidation value plus any accrued and unpaid distributions. In addition, Public Storage plans to repay certain outstanding notes payable of Shurgard totaling $67.0 million as of March 31, 2006. Public Storage expects to fund these activities with cash on-hand.

The purchase price of the net assets to be acquired pursuant to the merger will be equal to the fair value of the Public Storage common stock to be issued combined with the direct costs associated with the merger. In determining the fair value of the Public Storage common stock to be issued in the merger a share price of $79.97, less estimated cost of issuing such shares, has been used in these pro forma financial statements. The $79.97 per common share was based on the average closing price of a share of Public Storage common stock on the New York Stock Exchange for the period between the five business days before and the five business days after the announcement of the merger (March 7, 2006) where closing prices varied between a high of $82.98 and a low of $77.17 per common share.

Direct costs related to the merger that are expected to be paid at the merger date or shortly thereafter are estimated at approximately $68.1 million: consisting of (i) estimated financial advisory, legal, accounting, and

PUBLIC STORAGE, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET—(Continued)

March 31, 2006

(Unaudited)

other miscellaneous expenses totaling approximately $47.0 million, and (ii) expected severance payments to Shurgard management based on contractual change of control provisions of approximately $21.1 million; such severance payments relate specifically to management who will be terminated on or immediately following the consummation of the merger.

The following reflects the preliminary determination of purchase price, and the allocation of the purchase price to the net assets acquired.

Amounts in thousands, except share price and conversion ratio
PURCHASE PRICE:
Outstanding Shurgard common shares at March 31, 2006	47,251
Conversion ratio into Public Storage common stock	0.82

Pro forma Public Storage common shares to be issued	38,746
Fair value of Public Storage common stock	$79.97

Aggregate fair value of Public Storage common stock	$3,098,518
Less estimated issuance costs	(736)

Adjusted aggregate fair value of Public Storage common stock issued	$3,097,782
Estimated intrinsic value (which approximates fair value) of Shurgard outstanding stock options at March 31, 2006	78,955
Estimated direct costs of the merger	68,104

Total Purchase Price	$3,244,841

PRELIMINARY ALLOCATION OF PURCHASE PRICE:
Cash and cash equivalents	$36,616
Operating real estate facilities	5,021,977
Construction in process	88,349
Properties held for sale	3,783
Restricted cash	2,876
Intangible assets	384,716
Other assets	83,328
Accrued and other liabilities	(142,776)
Lines of credit	(620,700)
Notes payable	(1,338,095)
Minority interest	(138,983)
Preferred stock	(136,250)

Total allocated Purchase Price to net assets acquired	$3,244,841

PUBLIC STORAGE, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET—(Continued)

March 31, 2006

(Unaudited)

3. PRO FORMA PURCHASE PRICE ADJUSTMENTS:

The following pro forma adjustments have been made to reflect the above Purchase Price of the merger as of March 31, 2006:

(Amounts in thousands)
Cash and cash equivalents have been reduced to reflect:
• Repayment of outstanding borrowings under Shurgard’s line of credit as of March 31, 2006	$(620,700)
• Repay notes payable as of March 31, 2006	(67,000)
• Redemption of Shurgard’s preferred stock as of March 31, 2006	(136,250)
• Estimated direct costs and expenses of the merger	(68,104)

$(892,054)

Line of credit has been decreased to reflect the repayment of outstanding borrowings under Shurgard’s line of credit as of March 31, 2006	$(620,700)

Notes payable has been decreased to reflect the planned repayment of outstanding borrowings of Shurgard as of March 31, 2006	$(67,000)

Preferred stock has been decreased to reflect the redemption of Shurgard’s outstanding preferred stock at liquidation value	$(136,250)

Common stock has been increased to reflect the issuance of 38.7 million shares of Public Storage common stock with a par value of $0.10 per share	$3,875

Paid-in capital has been increased to reflect:
• the issuance of common stock at fair value in excess of par value	$3,093,907
• the intrinsic value (which approximates fair value) of the Shurgard stock options	78,955

$3,172,862

PUBLIC STORAGE, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET—(Continued)

March 31, 2006

(Unaudited)

4. PRO FORMA VALUATION ADJUSTMENTS:

The following pro forma adjustments have been made to reflect the preliminary allocation of the Purchase Price to the net assets acquired as of March 31, 2006:

(Amounts in thousands)
Operating real estate facilities has been increased to reflect the fair value of the real estate facilities to be acquired in the merger (purchase price allocation of $5,021,977,000 less Shurgard’s historical net book value of $2,739,245,000)	$2,282,732

Goodwill has been reduced to eliminate Shurgard’s historical balance	$(27,440)

Intangible assets has been increased to reflect the estimated value of Shurgard’s existing customer base	$384,716

Other assets has been reduced to reflect no allocation of the Purchase price associated with Shurgard’s historical unamortized financing costs and other miscellaneous assets	$(41,743)

Notes payable has been increased to adjust Shurgard’s historical balances to estimated fair value	$15,315

Accrued and other liabilities has been reduced to eliminate accrued expenses incurred by Shurgard with respect to the exploration of strategic alternatives	$(360)

Preferred stock has been increased to reflect Shurgard’s historical carrying amounts at liquidation value	$5,067

Shurgard’s historical equity has been eliminated as follows:
Common stock	$(47)

Paid-in-capital	$(1,150,041)

Accumulated deficit	$483,856

Accumulated other comprehensive income	$(366)

5. BOOK VALUE PER SHARE OF COMMON STOCK

Book value per common share has been determined by dividing total shareholders’ equity less the liquidation value of the Preferred Stock and the Equity Stock, Series A by the outstanding common shares. The following summarizes the pro forma common shares outstanding:

Public Storage’s historical common shares outstanding at March 31, 2006	128,163
Pro forma Public Storage common shares to be issued to shareholders of Shurgard (see Note 2 above)	38,746

Pro forma Public Storage common shares outstanding	166,909

PUBLIC STORAGE, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For The Year Ended December 31, 2005

(Unaudited)

(Amounts in thousands, except per share data)

	Public Storage, Inc.	Shurgard Storage Centers, Inc.	Pro forma adjustments for issuance of Preferred Securities (Note 1)	Pro forma Reclassifications (Note 2)	Pro forma Merger Adjustments (Note 3)	Public Storage, Inc.
	Historical	Historical				Pro Forma
Revenues:
Rental income:
Self-storage facilities	$952,284	$—	$—	$453,964	$—	$1,406,248
Commercial and containerized storage	28,057	—	—	—	—	28,057
Storage centers operations	—	478,970	—	(478,970)	—	—
Ancillary operations	64,173	—	—	27,336	—	91,509
Interest and other income	16,447	4,922	—	1,416	(9,701)	13,084

	1,060,961	483,892	—	3,746	(9,701)	1,538,898

Expenses:
Cost of operations:
Self-storage facilities	320,919	—	—	223,343	—	544,262
Commercial and containerized storage	17,334	—	—	—	—	17,334
Ancillary operations	40,378	—	—	9,663	—	50,041
Operating	—	233,006	—	(233,006)	—	—
Real estate development	—	10,042	—	—	—	10,042
Depreciation and amortization	196,397	95,722	—	—	328,637	620,756
Impairment and abandoned project expense	—	3,354	—	—	—	3,354
General and administrative	21,115	35,318	—	—	(22,742)	33,691
Interest expense	8,216	—	—	105,584	(39,057)	74,743

	604,359	377,442	—	105,584	266,838	1,354,223

Other Income (Expense):
Costs related to takeover proposal and exploration of strategic alternatives	—	(13,775)	—	—	—	(13,775)
Interest expense	—	(105,584)	—	105,584	—	—
Loss on derivatives, net	—	(2,122)	—	—	—	(2,122)
Foreign exchange loss	—	(9,665)	—	—	—	(9,665)
Interest income and other	—	3,746	—	(3,746)	—	—

Other expense, net	—	(127,400)	—	101,838	—	(25,562)

Income (loss) from continuing operations before the following items	456,602	(20,950)	—	—	(276,539)	159,113
Equity in earnings of real estate entities	24,883	60	—	—	—	24,943
Casualty loss	(1,917)	—	—	—	—	(1,917)
Gain on disposition of real estate and real estate investments	3,099	—	—	—	—	3,099
Minority interest in income (loss)	(32,651)	20,936	(7,250)	—	—	(18,965)
Income tax expense	—	(636)	—	—	—	(636)

Income (loss) from continuing operations	$450,016	$(590)	$(7,250)	$—	$(276,539)	$165,637

Earnings (loss) per common share from continuing operations (Note 4):
Basic	$1.93	$(0.27)				$(0.44)
Diluted	$1.92	$(0.27)				$(0.44)
Weighted average shares outstanding (Note 4):
Basic	128,159	46,660			(8,399)	166,420
Diluted	128,819	46,660			(9,059)	166,420

See Accompanying Notes to Pro Forma Condensed Consolidated Statements of Income.

PUBLIC STORAGE, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Three Months Ended March 31, 2006

(Unaudited)

(Amounts in thousands, except per share data)

	Public Storage, Inc.	Shurgard Storage Centers, Inc.	Pro forma adjustments for issuance of Preferred Securities (Note 1)	Pro forma Reclassifications (Note 2)	Pro forma Merger Adjustments (Note 3)	Public Storage, Inc.
	Historical	Historical				Pro Forma
Revenues:
Rental income:
Self-storage facilities	$251,512	$—	$—	$120,747	$—	$372,259
Commercial and containerized storage	6,922	—	—	—	—	6,922
Storage centers operations	—	126,768	—	(126,768)	—	—
Ancillary operations	15,174	—	—	6,547	—	21,721
Interest and other income	5,075	842	—	(121)	(3,268)	2,528

	278,683	127,610	—	405	(3,268)	403,430

Expenses:
Cost of operations:
Self-storage facilities	87,735	—	—	58,639	—	146,374
Commercial and containerized storage	4,658	—	—	—	—	4,658
Ancillary operations	10,616	—	—	2,455	—	13,071
Operating	—	61,094	—	(61,094)	—	—
Real estate development	—	1,670	—	—	—	1,670
Depreciation and amortization	50,049	25,923	—	—	43,749	119,721
Impairment and abandoned project expense	—	545	—	—	—	545
General and administrative	6,779	7,453	—	—	(4,301)	9,931
Interest expense	1,557	—	—	29,404	(12,584)	18,377

	161,394	96,685	—	29,404	26,864	314,347

Other Income (Expense):
Costs related to takeover proposal and exploration of strategic alternatives	—	(1,465)	—	—	—	(1,465)
Interest expense	—	(29,404)	—	29,404	—	—
Gain on derivatives, net	—	691	—	—	—	691
Foreign exchange gain	—	125	—	—	—	125
Interest income and other	—	405	—	(405)	—	—

Other expense, net	—	(29,648)	—	28,999	—	(649)

Income (loss) from continuing operations before the following items	117,289	1,277	—	—	(30,132)	88,434
Equity in earnings of real estate entities	3,466	—	—	—	—	3,466
Minority interest in (income) loss	(7,159)	3,933	(1,813)	—	—	(5,039)
Income tax expense	—	(19)	—	—	—	(19)

Income (loss) from continuing operations	$113,596	$5,191	$(1,813)	$—	$(30,132)	$86,842

Earnings (loss) per common share from continuing operations (Note 4):
Basic	$0.49	$0.04				$0.15
Diluted	$0.48	$0.04				$0.15
Weighted average shares outstanding (Note 4):
Basic	128,122	46,955			(8,452)	166,625
Diluted	129,009	48,183			(8,673)	168,519

See Accompanying Notes to Pro Forma Condensed Consolidated Statements of Income.

PUBLIC STORAGE, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Year Ended December 31, 2005 and Three Months Ended March 31, 2006

(Unaudited)

1. PRO FORMA ADJUSTMENTS FOR THE ISSUANCE OF PREFERRED SECURITIES:

Subsequent to March 31, 2006, Public Storage issued certain preferred securities raising net proceeds from these issuances totaling $601.6 million (see Note 1 to the unaudited pro forma condensed consolidated balance sheet). The net proceeds are expected to be used to finance the cash requirements of the merger.

The following pro forma adjustment has been made to reflect the impact of the issuance of these preferred securities:

	Year ended December 31, 2005	Three months ended March 31, 2006
	(Amounts in thousands)
“Minority interest in income” has been increased to reflect the allocation of income with respect to the 7.25% Cumulative Preferred Units, Series J assuming such securities were outstanding as of the beginning of 2005	$(7,250)	$(1,813)

2. PRO FORMA RECLASSIFICATION ADJUSTMENTS:

Reclassification adjustments have been made to certain Shurgard’s historical amounts to conform to Public Storage’s presentation as follows:

	Year ended December 31, 2005	Three months ended March 31, 2006
	(Amounts in thousands)
“Rental income: Self-storage facilities” has been increased to reflect rental income reclassified from “Storage center operations”	$453,964	$120,747

“Storage center operations” has been decreased to reflect :
• Rental income reclassified to “Rental income: Self-storage facilities”	$(453,964)	$(120,747)
• Income from tenant reinsurance activities has been reclassified to “Revenues: Ancillary operations”	(8,105)	(2,214)
• Retail sales and truck rental income reclassified to “Revenues: Ancillary operations”	(16,901)	(3,807)

	$(478,970)	$(126,768)

“Revenues: Ancillary operations” has been increased to reflect :
• Retail sales and truck rental income included in “Storage center operations”	$16,901	$3,807
• Income from tenant reinsurance activities included in “Revenues: Storage center operations”	8,105	2,214
• Income from tenant reinsurance activities included in “Interest and other income”	2,330	526

	$27,336	$6,547

PUBLIC STORAGE, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Year Ended December 31, 2005 and Three Months Ended March 31, 2006

(Unaudited)

	Year ended December 31, 2005	Three months ended March 31, 2006
	(Amounts in thousands)
“Interest and other income” has been increased (decreased) to reflect:
• Income from tenant reinsurance activities reclassified to “Ancillary operations”	$(2,330)	$(526)
• Reclassification of Shurgard’s interest and other income included under the caption “Other Income (Expense)” to “Interest and other income” under the caption “Revenues”	3,746	405

	$1,416	$(121)

“Cost of operations: Self-storage facilities” has been increased to reflect cost of operations included in “Expenses: Operating”	$223,343	$58,639

“Cost of operations: Ancillary operations” has been increased to reflect cost of operations with respect to retail sales, rental trucks, and tenant reinsurance included in “Expenses: Operating”	$9,663	$2,455

“Expenses: Operating” has been decreased to reflect :
• Cost of operations reclassified to “Cost of operations: Self-storage facilities”	$(223,343)	$(58,639)
• Retail sales, rental trucks, and tenant reinsurance reclassified to “Cost of Operations: Ancillary operations”	(9,663)	(2,455)

	$(233,006)	$(61,094)

“Expenses: Interest expense” has been increased to reflect the reclassification of Shurgard’s historical interest expense included “Other Income (Expense): Interest expense”	$105,584	$29,404

“Other Income (Expense): Interest expense” has been decreased to reflect the reclassification of Shurgard’s historical interest expense to “Expenses: Interest expense”	$105,584	$29,404

“Other Income (Expense): Interest income and other” has been decreased to reflect the reclassification of Shurgard’s historical amounts to “Revenues: Interest and other income”	$(3,746)	$(405)

PUBLIC STORAGE, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2005 and Three Months Ended March 31, 2006

(Unaudited)

3. PRO FORMA MERGER ADJUSTMENTS:

In connection with the merger, borrowings under Shurgard’s line of credit will be repaid ($620.7 million), certain Shurgard borrowings under notes payable will be repaid ($67.0 million), Shurgard’s outstanding preferred stock will be redeemed at liquidation value ($136.3 million) plus any accrued and unpaid distributions, and we expect to incur merger related costs of approximately $68.1 million. Public Storage expects to fund these capital requirements with cash on-hand.

The following pro forma adjustments have been recorded to reflect the impact of the above related merger financing:

	Year ended December 31, 2005	Three months ended March 31, 2006
	(Amounts in thousands)
Interest expense was reduced to reflect:
• Elimination of historical interest expense with respect to Shurgard’s line of credit which is assumed to have been repaid at the beginning of 2005	$(22,832)	$(8,436)
• Elimination of historical interest expense with respect to certain of Shurgard’s notes payable which is assumed to have been repaid at the beginning of 2005	(4,064)	(1,021)
• Elimination of Shurgard’s historical amortization of debt issuance costs	(8,336)	(2,180)
• Amortization of the pro forma loan premium resulting from recording Shurgard debt at fair value in connection with the purchase price allocation	(3,825)	(947)

	$(39,057)	$(12,584)

A pro forma adjustment was made to reduce historical interest income earned to reflect the pro forma use of cash on hand to finance the merger rather than remaining in interest-bearing accounts	$(9,701)	$(3,268)

PUBLIC STORAGE, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Year Ended December 31, 2005 and Three Months Ended March 31, 2006

(Unaudited)

	Year ended December 31, 2005	Three months ended March 31, 2006
	(Amounts in thousands)
Pro forma adjustments have been made to depreciation and amortization expense to:
• Eliminate Shurgard’s historical depreciation and amortization expense	$(95,722)	$(25,923)
• Record depreciation expense based on the purchase price allocated to real estate facilities. Depreciation was calculated based on an expected useful life of 25 years assuming approximately 80% of the fair value allocated to Shurgard’s real estate facilities was allocated to buildings and 20% allocated to land. This allocation is based on Shurgard’s existing portfolio and is subject to change based on final evaluations and completion of the merger.	160,703	40,176
• Record amortization of intangible assets based on the purchase price allocated to existing customer base in place. Amortization was calculated based upon the increased net operating income to be received assuming the current tenant base is in place, as compared to the net operating income that would be achieved were the facilities acquired with no tenant base in place. Future amortization will decline substantially to approximately $77,301 in the second year following the merger $17,728 in the third year following the merger, and an aggregate of $26,031 in ensuing years.	263,656	29,496

	$328,637	$43,749

Pro forma adjustments have been recorded to reduce general and administrative expenses for expenses that we expect to eliminate as a result of the merger, including $6,186,000 for the year ended December 31, 2005 and $1,940,000 for the quarter ended March 31, 2006 in salaries for those personnel that will be terminated on or immediately following the consummation of the merger; $9,400,000 for the year ended December 31, 2005 and $1,086,000 for the quarter ended March 31, 2006 in duplicative audit fees and SOX compliance costs that will be no longer incurred on a go-forward basis following the merger; and $7,156,000 for the year ended December 31, 2005 and $1,275,000 for the quarter ended March 31, 2006 in other miscellaneous duplicative costs associated with being a public company such as board of director costs and investor services costs.

	$(22,742)	$(4,301)

PUBLIC STORAGE, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Year Ended December 31, 2005 and Three Months Ended March 31, 2006

(Unaudited)

Public Storage believes that there will be certain cost efficiencies due to the economies of scale of having a larger number of facilities in certain markets after the merger is consummated. Public Storage expects such cost efficiencies in telephone directory advertising, property insurance, and payroll cost with respect to supervisory personnel. In addition, some of Shurgard’s facilities will be subject to property tax reappraisal resulting in increases to property tax expense. Public Storage is evaluating the potential cost savings and increase in property taxes; however, it is not able to quantify the amount of such savings or costs at this time. Accordingly, no adjustments have been made to the pro forma condensed consolidated statement of income to reflect expected cost savings or increases to property taxes.

4. PRO FORMA EARNINGS PER COMMON SHARE:

For purposes of determining earnings per common share on both basic and diluted basis, income (loss) from continuing operations was allocated to preferred shareholders, Equity Stock, Series A shareholders and common shareholders as follows:

	Public Storage, Inc.	Shurgard Storage Centers, Inc.	Pro forma Issuance of Preferred Securities (Note 1)	Pro forma Reclassifications (Note 2)	Pro forma Merger Adjustments (Note 3)	Public Storage, Inc.
	Historical	Historical				Pro Forma
	(Amounts in thousands)
For the Year Ended December 31, 2005:
Allocation of income (loss) from continuing operations:
To preferred shareholders and other	$180,555	$12,153	$37,519	$—	$(12,153)	$218,074
To equity stock, Series A shareholders	21,443	—	—	—	—	21,443
To common shareholders	248,018	(12,743)	(44,769)	—	(264,386)	(73,880)

Total income from continuing operations	$450,016	$(590)	$(7,250)	$—	$(276,539)	$165,637

For the Three Months Ended March 31, 2006:
Allocation of income from continuing operations:
To preferred shareholders and other	$46,615	$3,037	$9,380	$—	$(3,037)	$55,995
To equity stock, Series A shareholders	5,356	—	—	—	—	5,356
To common shareholders	61,625	2,154	(11,193)	—	(27,095)	25,491

Total income from continuing operations	$113,596	$5,191	$(1,813)	$—	$(30,132)	$86,842

As indicated in Note 1, Public Storage issued approximately $517.5 million of its 7.25% Cumulative Preferred Stock subsequent to March 31, 2006. The net proceeds from this issuance are expected to be used to finance the cash requirements of the merger. Pro forma merger adjustments totaling $37,519,000 and $9,380,000

PUBLIC STORAGE, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Year Ended December 31, 2005 and Three Months Ended March 31, 2006

(Unaudited)

have been made in the above table to allocate income from continuing operations to such securities for the year ended December 31, 2005 and the three months ended March 31, 2006, respectively. In connection with the merger, Shurgard’s preferred stock would be redeemed and restricted shares would become fully vested. As a result, pro forma merger adjustments were made to eliminate historical income allocated to such securities totaling $12,153,000 and $3,037,000 for the year ended December 31, 2005 and the three months ended March 31, 2006, respectively.

Historical weighted average shares outstanding were reduced by 8,399,000 and 9,059,000 shares for purposes of determining earnings per common share on a basic and diluted basis, respectively, for the year ended December 31, 2005 and 8,452,000 and 8,673,000, respectively, for the three months ended March 31, 2006. These reductions were determined as follows:

	For the Year Ended December 31, 2005		For the Three Months Ended March 31, 2006
	Basic	Diluted	Basic	Diluted
	(Amounts in thousands, except conversion ratio)
Shurgard historical weighted average shares outstanding.	46,660	46,660	46,955	48,183
Conversion ratio	0.82	0.82	0.82	0.82

Pro forma weighted average shares	38,261	38,261	38,503	39,510
Less historical Shurgard weighted average shares	(46,660)	(46,660)	(46,955)	(48,183)
Less adjustment to eliminate outstanding stock options and restricted stock from diluted shares, because there is a pro-forma loss allocable to common shareholders for the year ended December 31, 2005, and inclusion would be anti-dilutive for Public Storage stock options and restricted stock	—	(660)	—	—

Pro forma adjustment	(8,399)	(9,059)	(8,452)	(8,673)